Exhibit 99.2

 FinancialEarnings Results.  Fourth Quarter and Full Year 2021January 27, 2022

 Forward Looking Statements  This presentation contains forward-looking statements about Cathay General Bancorp and its subsidiaries (collectively referred to herein as the “Company,” “we,” “us,” or “our”) within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements in these provisions. Statements that are not historical or current facts, including statements about beliefs, expectations and future economic performance, are “forward-looking statements” and are based on the information available to, and estimates, beliefs, projections, and assumptions made by, management as of the date on which such statements are first made. Forward-looking statements are not guarantees of future performance and are subject to inherent risks and uncertainties that could cause actual results to differ materially from those anticipated in the statements. These risks and uncertainties include, but are not limited to: local, regional, national and international business, market and economic conditions and events and the impact they may have on us, our customers and our operations, assets and liabilities; the impact on our business, operations, financial condition, liquidity, results of operations, prospects and trading prices of our shares arising out of the COVID-19 pandemic; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to, including potential supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; environmental liabilities; our ability to generate anticipated returns from our investments and/or financings in certain tax advantaged-projects; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises (including the occurrence of a contagious disease or illness, such as the COVID-19 pandemic) and geopolitical events; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to the expanding use of technology in banking; adverse results in legal proceedings; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; capital level requirements and successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; and the soundness of other financial institutions.For a discussion of these and other risks that may cause actual results to differ from expectations, please see our Annual Report on Form 10-K (at Item 1A in particular) for the year ended December 31, 2020 and all subsequent reports and filings we make with the Securities and Exchange Commission under the applicable provisions of the Securities Exchange Act of 1934. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is first made and, except as required by law, we undertake no obligation to update or review any forward-looking statements to reflect circumstances, developments or events occurring after the date on which the statement is first made or to reflect the occurrence of unanticipated events.  2

Financial Highlights 4Q 2021

Profitability: Return on Assets & Equity



11.75%
12.23%
12.53%
11.61%
12.12%
1.50%
1.57%
1.60%
1.45%
1.48%
4Q20
1Q21
2Q21
3Q21
4Q21
ROAA
ROAE

Pre-Tax Pre-Provision Income Ratio
$ in millions



$91.5
$92.0
$101.6
$105.4
$113.8
1.94%
1.94%
2.10%
2.13%
2.26%
4Q20
1Q21
2Q21
3Q21
4Q21
PTPP Income
PTPP Ratio

Pre-Tax Pre-Provision, Pre-Tax Credit Amortization, and Pre-Acquisition Expense ("PTPP") Income Ratio calculation based on annualized PTPP Income divided by total average assets.

Quarterly results ending December 31, 2021

Net Income
- **$75.3 million**

Diluted EPS
- **$0.98**

Total Revenue
- **$175.3 million**

Total Loans
- **$16.3 billion**

Total Deposits
- **$18.1 billion**

Efficiency Ratio
- **41.77%**

Cathay General Bancorp

3

Summary Highlights: 4Q and Full Year 2021 Results    4    Note: Information as of 12.31.21 and 9.30.21 are unaudited.* Gross Loans, net of fees

 Summary Balance Sheets      5  Note: Information as of 12.31.21 and 9.30.21 are unaudited.

   Loan Composition  Total Loan Portfolio$16.3 billion as of 12.31.21  Total CRE $8.1 billionResidential Mortgage $4.6 billionC&I Loans $2.9 billion Paycheck Protection Program $90 millionConstruction Loans $611 million   6    * Residential Mortgage includes equity lines, installment and other loans.

     Commercial Real Estate Portfolio  Total CRE$8.1 billion 50% of total loans  7  * Residential Mortgage includes equity lines, installment and other loans.

   LTV & Size by Property Type  Commercial Real Estate Portfolio  8

         Selected CRE and Construction Loan Portfolios    weighted avg. LTV 54%  weighted avg. LTV 50%  weighted avg. LTV 55%  9

 Geographic Distribution of Residential Mortgage  Residential Mortgage Portfolio    10  * Residential Mortgage includes equity lines, installment and other loans.

   Allowance for Loan and Lease Losses (ALLL) / Allowance for Credit Losses (ACL)*  11

   Asset Quality Metrics  Allowance coverage of loans HFI: 0.83% as of 12/31/21 and 9/30/21. Nonaccrual loans/loans HFI: 0.40% as of 12/31/21 and 0.43% as of 9/30/21 vs. 0.43% as of 12/31/20.   Classified Loans are loans classified as substandard and doubtful.  12  Non-Performing Assets (NPA) = Non-accrual Loans + OREO

 Deposit Mix    Total Deposit$18.1 billion as of 12.31.21  13

 Summary Income Statements      14  Note: Information for quarter ending 12.31.21 and 9.30.21 are unaudited.

 Non-interest Income    15  $ in millions  Non-Interest Income*  * Non-interest income excludes net gains/(losses) from equity securities.

 Loan Yields, Deposit Costs and Net Interest Margins    16

 Operating Expense & Efficiency    17

 Strong Capital Ratios  Capital Ratio well above regulatory standards that continues to place Cathay in the “well capitalized” category, calculated under the Basel III capital rules. Book Value Per Common Share is $32.29 as of 12.31.21: +1.3% compared to 9.30.21 and +6.2% YoY. Capital Return on Shareholdercommon stock dividend: $0.34/share quarterly, or $1.36/share annualized. stock buyback: purchased 1,511,038 shares at avg. cost of $43.97/sh. in fourth quarter.a remaining of $32.9 million under the $125-million stock buyback program.    18